Exhibit 99.1

News Release

Contact:	For Release:
Brad Cohen	Jan. 29, 2015
Public Relations	1:05 p.m. PST
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

Brinlea Johnson or Allise Furlani
Investor Relations
The Blueshirt Group
(212) 331-8424 or (212) 331-8433
brinlea@blueshirtgroup.com or allise@blueshirtgroup.com

QUANTUM CORPORATION REPORTS FISCAL THIRD QUARTER 2015 RESULTS

Highlights:
●	Delivered Branded Revenue of $116 Million, Up 2% Year-over-Year
●	Grew Scale-out Storage Revenue 77% Year-over-Year to $27 Million
●	Increased DXi Deduplication Revenue 5% Year-over-Year to $24 Million
●	Generated GAAP and Non-GAAP Net Income of $7 Million and $11
●	Million, Up $9 Million and $5 Million Year-over-Year, Respectively

Company Also Announces $50 Million Cash Repurchase of Convertible Notes Due November 2015

SAN JOSE, Calif. — Jan. 29, 2015 — Quantum Corp. (NYSE: QTM) today reported results for the fiscal third quarter 2015 ended Dec. 2014.

Fiscal Third Quarter 2015 Results (Unless otherwise noted, all comparisons are relative to the fiscal third quarter 2014.)
●	Total revenue was $142.1 million, down slightly due primarily to a 33 percent decline in OEM tape automation revenue. In addition, total revenue was $1.4 million lower than it would have been had foreign exchange rates remained the same year-over-year.

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●	Total branded revenue grew to $116.2 million, a 2 percent increase.
●

Scale-out storage and related service revenue increased 77 percent to a record $27 million, with significant contributions from both StorNext Pro™ Solutions and Lattus™ extended online storage systems.

●	DXi® backup and deduplication appliance revenue increased 5 percent to $24 million, driven by the strong performance of Quantum’s new DXi6900 platform.
●	GAAP operating income was $9.6 million, up from an operating loss of $0.1 million.
●	GAAP net income was $6.9 million, or $0.03 per diluted share, up from a net loss of $2.5 million, or $0.01 per diluted share.
●	Non-GAAP operating income increased to $13.6 million, from $8.6 million.
●	Non-GAAP net income improved to $10.9 million, or $0.04 per diluted share, up from $6.2 million, or $0.02 per diluted share.
●	Quantum generated $2.6 million in cash from operations and ended the quarter with nearly $110 million in total cash and cash equivalents.

“We are very pleased with our strong third quarter results, as we continued to build on the momentum we saw in the first half of our fiscal year,” said Jon Gacek, president and CEO of Quantum. “Branded revenue increased year-over-year for the third consecutive quarter, driven by scale-out storage revenue growth of nearly 80 percent as well as higher DXi revenue. Reflecting the improvements we’ve made in our operating model, we also significantly increased net income year-over-year and delivered our best operating margins in four years – nearly 7 percent and 10 percent on a GAAP and non-GAAP basis, respectively.

“With our market momentum, our strong solutions portfolio and the significant leverage our financial model provides, we are well-positioned to drive year-over-year growth and increased profit in the final quarter of fiscal 2015 and in the coming year.”

In addition to reporting its third quarter results, Quantum also announced that it has entered into an agreement to repurchase $50 million of its convertible notes due November 2015 in an all-cash transaction expected to close on Jan. 30, 2015. (For additional information, see Quantum’s SEC Form 8-K filed today)

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Fiscal Fourth Quarter 2015 Outlook For the fiscal fourth quarter, Quantum expects:
●	Revenue of approximately $130 million to $135 million, based on typical seasonality.
●	GAAP and non-GAAP gross margin of approximately 43-45 percent.
●	GAAP operating expenses of approximately $55 million to $56 million and non-GAAP operating expenses of $52 million to $53 million.
●	GAAP operating income of $2.5 million to $3.5 million and non-GAAP operating income of $6 million to $7 million.
●	Interest expense of $2.1 million and taxes of $0.5 million.
●

GAAP net loss of $0.8 million to $1.8 million, or a loss of less than $0.01 to a loss of $0.01 per diluted share, and non-GAAP net income of $3 million to $4 million, or $0.01 to $0.02 per diluted share.

Fiscal Third Quarter 2015 Business Highlights
●

Quantum extended its line of high-performance StorNext Pro™ Solutions with the introduction of StorNext Pro Foundation, a low-cost, integrated shared storage system designed specifically for smaller workgroups. Built on proven StorNext 5 collaboration and workflow software, StorNext Pro Foundation brings the capabilities of Quantum's award-winning StorNext Pro Solutions to a new audience of media professionals in post and broadcast as well as those managing corporate and government video.

●

Avere Systems and Quantum announced a joint storage solution designed to optimize workflows for the oil and gas industry. Leveraging Quantum’s Lattus system, the combination extends online storage by delivering fast access to seismic data via a cost-effective private cloud solution with the extreme scalability and performance needed in the oil and gas market.

●

Reflecting the strength of Quantum’s solutions in helping enterprise customers manage and protect their data in some of the most demanding environments, revenue from deals over $200,000 increased by more than 20 percent. These wins included a $4 million StorNext-Lattus deal for managing video at one of the world’s largest consumer electronics companies ($3 million of which was recognized in the quarter) and StorNext® deals of more than $300,000 each to two of the top U.S. broadcast networks and an international radio broadcaster. Other wins over $200,000 included DXi6900 sales to a large European banking group, a multinational biopharmaceutical company and a major Asian insurance provider as well as tape automation deals with one of the top international shipping companies, a leading business process and document management firm and a major American cable network.

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●

For the second consecutive year, Quantum won top honors for "Vendor's Reseller Channel Programme of the Year" at the Storage Virtualisation Cloud Awards. The company was recognized for ongoing dedication to the channel through its Quantum Alliance global partner program.

Conference Call and Audio Webcast Notification
Quantum will hold a conference call today, Jan. 29, 2015, at 2:00 p.m. PST to discuss its fiscal third quarter results. Press and industry analysts are invited to attend in listen-only mode. Dial-in number: 719-325-2448, conference ID: 5771187. Quantum will provide a live audio webcast of the conference call beginning today, Jan. 29, 2015, at 2:00 p.m. PST. Site for the webcast and related information: www.quantum.com/investors.

Following completion of the call, a recorded replay of the webcast will be available at www.quantum.com/investors. For those without access to the Internet, a replay of the call will be available beginning at 5:00 p.m. PST on Jan. 29, 2015 through Feb. 3, 2015 at 5:00 p.m. PST. To listen to the telephonic replay, call 719-457-0820, replay passcode: 5771187.

About Quantum
Quantum is a leading expert in scale-out storage, archive and data protection, providing solutions for capturing, sharing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. With Quantum, customers can Be Certain™ they have the end-to-end storage foundation to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.

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Quantum, the Quantum logo, Be Certain, DXi, StorNext, StorNext Pro and Lattus are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, our statement that we are well-positioned to drive year-over-year growth and increased profit in the final quarter of fiscal 2015 and in the coming year and all of our statements under the section titled Fiscal Fourth Quarter 2015 Outlook are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 6, 2014 and in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2014. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management and Board of Directors use these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of the items below for the following reasons:

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Outsourcing Transition Costs
Outsourcing transition costs are expenses attributable to transitioning our manufacturing to an outsourced model. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities, and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Proxy Contest and Related Costs
Proxy contest and related costs are expenses incurred to respond to activities and inquiries of Starboard Value LP, including their proxy solicitation. The Company has not incurred significant expenses in connection with such matters in historical periods and these costs are not considered core operating activities. Management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

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Crossroads Patent Litigation Costs
Crossroads patent litigation costs are expenses incurred to defend ourselves and perform other activities related to a patent infringement lawsuit filed by Crossroads Systems, Inc. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities, and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Acquisition Expenses
The acquisition expenses were those expenses incurred to acquire Symform, Inc. and are not part of Quantum’s future core operations.

Symform Expenses, Net
Quantum acquired a cloud storage services platform from Symform, Inc. (“Symform”) in July 2014. Symform revenue comprises revenue generated from the Symform cloud storage services platform. Symform expenses consist of costs related to running, maintaining and further developing the Symform cloud storage services platform as well as the costs of integrating Symform into Quantum’s business. Net Symform expenses represent Symform expenses less Symform revenue, and non-GAAP gross margin excludes both Symform revenue and cost of revenue. Management believes that it is appropriate to exclude these amounts in order to provide investors with a view of Quantum’s results consistent with how management views and is running the business.

Loss on Debt Extinguishment
The loss on debt extinguishment relates to a specific debt repurchase action undertaken in January 2015. The loss is excluded from non-GAAP financial measures because it is not considered a core operating activity and management believes that it is appropriate to exclude the loss in order to provide investors the ability to compare Quantum’s period-over-period results from continuing operations.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Note 1
In the fourth quarter of fiscal year 2014, Quantum identified errors related to the accounting for rent expense and certain allowances for estimated future price adjustments to customers which impacted prior reporting periods. As a result, the company’s financial statements for the third quarter of fiscal 2014 have been revised. Revenue for the third quarter of fiscal 2014 has been reduced by $0.1 million and general and administrative expense has been reduced by less than $0.1 million. For additional information, refer to our Form 10-K filed with the Securities and Exchange Commission on June 6, 2014.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2014	March 31, 2014*
Assets
Current assets:
Cash and cash equivalents	$106,983	$99,125
Restricted cash	2,677	2,760
Accounts receivable	110,628	101,605
Manufacturing inventories	38,298	34,815
Service parts inventories	24,361	25,629
Other current assets	10,174	10,161
Total current assets	293,121	274,095

Long-term assets:
Property and equipment	15,292	17,574
Intangible assets	891	3,911
Goodwill	55,613	55,613
Other long-term assets	9,030	10,605
Total long-term assets	80,826	87,703
	$373,947	$361,798

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$51,081	$41,792
Accrued warranty	4,788	6,116
Deferred revenue, current	89,973	98,098
Accrued restructuring charges, current	3,136	4,345
Convertible subordinated debt, current	133,735	-
Accrued compensation	31,270	25,036
Other accrued liabilities	13,901	15,168
Total current liabilities	327,884	190,555

Long-term liabilities:
Deferred revenue, long-term	39,251	40,054
Accrued restructuring charges, long-term	3,061	4,023
Convertible subordinated debt, long-term	70,000	203,735
Other long-term liabilities	10,423	10,831
Total long-term liabilities	122,735	258,643

Stockholders' deficit	(76,672)	(87,400)
	$373,947	$361,798

*	Derived from the March 31, 2014 audited Consolidated Financial Statements.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
		(Revised)Note 1		(Revised)Note 1
Revenue:
Product	$92,166	$98,287	$257,576	$268,892
Service	39,191	36,926	116,848	109,612
Royalty	10,706	10,656	30,873	46,693
Total revenue	142,063	145,869	405,297	425,197
Cost of revenue:
Product	59,772	64,502	170,273	181,167
Service	17,224	19,706	52,502	56,053
Restructuring charges related to cost of revenue	-	288	-	377
Total cost of revenue	76,996	84,496	222,775	237,597
Gross margin	65,067	61,373	182,522	187,600

Operating expenses:
Research and development	13,969	16,010	43,680	49,063
Sales and marketing	27,494	29,424	83,417	89,577
General and administrative	13,815	14,261	42,271	43,745
Restructuring charges	187	1,758	1,676	4,525
Total operating expenses	55,465	61,453	171,044	186,910
Gain on sale of assets	-	-	462	-
Income (loss) from operations	9,602	(80)	11,940	690

Other income and expense	125	370	215	791
Interest expense	(2,460)	(2,440)	(7,360)	(7,319)
Income (loss) before income taxes	7,267	(2,150)	4,795	(5,838)
Income tax provision	336	308	940	1,232
Net income (loss)	$6,931	$(2,458)	$3,855	$(7,070)

Income (loss) per share:
Basic	$0.03	$(0.01)	$0.02	$(0.03)
Diluted	$0.03	$(0.01)	$0.01	$(0.03)

Weighted average shares:
Basic	255,860	248,135	253,773	246,183
Diluted	302,855	248,135	257,807	246,183

Included in the above Statements of Operations:

Amortization of intangibles:
Cost of revenue	$160	$368	$753	$1,104
Sales and marketing	-	1,856	2,784	5,569
	160	2,224	3,537	6,673
Share-based compensation:
Cost of revenue	362	509	1,109	1,560
Research and development	600	862	1,983	2,638
Sales and marketing	830	994	2,627	3,148
General and administrative	1,126	1,056	2,936	2,922
	2,918	3,421	8,655	10,268
Outsourcing transition costs:
Cost of revenue	-	952	126	952
	-	952	126	952
Proxy contest and related costs:
General and administrative	125	-	972	-
	125	-	972	-
Crossroads patent litigation costs:
General and administrative	325	-	744	-
	325	-	744	-
Acquisition expenses:
General and administrative	-	-	4	-
	-	-	4	-
Symform expenses, net:
Gross margin	30	-	50	-
Research and development	131	-	241	-
Sales and marketing	104	-	195	-
	265	-	486	-

Note 1 is presented above, before the Condensed Consolidated Balance Sheets.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	December 31, 2014	December 31, 2013
		(Revised) Note 1
Cash flows from operating activities:
Net income (loss)	$3,855	$(7,070)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	6,364	8,217
Amortization of intangible assets	3,537	6,673
Amortization of debt issuance costs	1,246	1,225
Service parts lower of cost or market adjustment	2,690	8,715
Gain on sale of assets	(462)	-
Deferred income taxes	(11)	86
Share-based compensation	8,655	10,268
Other non-cash	(302)	-
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	(9,023)	(7,443)
Manufacturing inventories	(6,145)	5,372
Service parts inventories	(686)	2,993
Accounts payable	9,325	(8,672)
Accrued warranty	(1,328)	(1,393)
Deferred revenue	(8,928)	(1,182)
Accrued restructuring charges	(2,197)	309
Accrued compensation	6,774	(1,786)
Other assets and liabilities	(2,247)	(776)
Net cash provided by operating activities	11,117	15,536

Cash flows from investing activities:
Purchases of property and equipment	(2,882)	(5,026)
Proceeds from sale of assets	462	-
Change in restricted cash	(139)	517
Purchases of other investments	(22)	(534)
Return of principal from other investments	104	-
Payment for business acquisition, net of cash acquired	(517)	-
Net cash used in investing activities	(2,994)	(5,043)

Cash flows from financing activities:
Payment of taxes due upon vesting of restricted stock	(2,212)	(1,807)
Proceeds from issuance of common stock	2,060	2,431
Net cash provided by (used in) financing activities	(152)	624

Effect of exchange rate changes on cash and cash equivalents	(113)	22

Net increase in cash and cash equivalents	7,858	11,139
Cash and cash equivalents at beginning of period	99,125	68,976
Cash and cash equivalents at end of period	$106,983	$80,115

Note 1 is presented above, before the Condensed Consolidated Balance Sheets.

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2014
	Gross Margin	Gross Margin Rate	Income From Operations	Operating Margin	Net Income	Per Share Net Income, Basic	Per Share Net Income, Diluted
GAAP	$65,067	45.8%	$9,602	6.8%	$6,931	$0.03	$0.03
Non-GAAP Reconciling Items:
Amortization of intangibles	160		160		160
Share-based compensation	362		2,918		2,918
Restructuring charges	-		187		187
Proxy contest and related costs	-		125		125
Crossroads patent litigation costs	-		325		325
Symform expenses, net	30		265		265
Non-GAAP	$65,619	46.2%	$13,582	9.6%	$10,911	$0.04	$0.04

Computation of basic and diluted net income per share:						GAAP	Non-GAAP
Net income						$6,931	$10,911
Interest on dilutive convertible notes						902	902
Income for purposes of computing income per diluted share						$7,833	$11,813

Weighted average shares:
Basic						255,860	255,860
Dilutive shares from stock plans						4,493	4,493
Dilutive shares from convertible notes						42,502	42,502
Diluted						302,855	302,855

	Nine Months Ended December 31, 2014
	Gross Margin	Gross Margin Rate	Income From Operations	Operating Margin	Net Income	Per Share Net Income, Basic	Per Share Net Income, Diluted
GAAP	$182,522	45.0%	$11,940	2.9%	$3,855	$0.02	$0.01
Non-GAAP Reconciling Items:
Amortization of intangibles	753		3,537		3,537
Share-based compensation	1,109		8,655		8,655
Restructuring charges	-		1,676		1,676
Outsourcing transition costs	126		126		126
Proxy contest and related costs	-		972		972
Crossroads patent litigation costs	-		744		744
Acquisition expenses	-		4		4
Symform expenses, net	50		486		486
Non-GAAP	$184,560	45.5%	$28,140	6.9%	$20,055	$0.08	$0.08

Computation of basic and diluted net income per share:						GAAP	Non-GAAP
Net income						$3,855	$20,055
Interest on dilutive convertible notes						-	2,707
Income for purposes of computing income per diluted share						$3,855	$22,762

Weighted average shares:
Basic						253,773	253,773
Dilutive shares from stock plans						4,034	4,034
Dilutive shares from convertible notes						-	42,502
Diluted						257,807	300,309

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2013
	(Revised) Note 1
	Gross Margin	Gross Margin Rate	Income (Loss) From Operations	Operating Margin	Net Income (Loss )	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$61,373	42.1%	$(80)	(0.1)%	$(2,458)	$(0.01)	$(0.01)
Non-GAAP Reconciling Items:
Amortization of intangibles	368		2,224		2,224
Share-based compensation	509		3,421		3,421
Restructuring charges	288		2,046		2,046
Outsourcing transition costs	952		952		952
Non-GAAP	$63,490	43.5%	$8,563	5.9%	$6,185	$0.02	$0.02

Computation of basic and diluted net income (loss) per share:						GAAP	Non-GAAP
Net income (loss)						$(2,458)	$6,185
Interest on dilutive convertible notes						-	902
Income (loss) for purposes of computing income (loss) per diluted share						$(2,458)	$7,087

Weighted average shares:
Basic						248,135	248,135
Dilutive shares from stock plans						-	1,952
Dilutive shares from convertible notes						-	42,502
Diluted						248,135	292,589

	Nine Months Ended December 31, 2013
	(Revised) Note 1
	Gross Margin	Gross Margin Rate	Income From Operations	Operating Margin	Net Income (Loss)	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$187,600	44.1%	$690	0.2%	$(7,070)	$(0.03)	$(0.03)
Non-GAAP Reconciling Items:
Amortization of intangibles	1,104		6,673		6,673
Share-based compensation	1,560		10,268		10,268
Restructuring charges	377		4,902		4,902
Outsourcing transition costs	952		952		952
Non-GAAP	$191,593	45.1%	$23,485	5.5%	$15,725	$0.06	$0.06

Computation of basic and diluted net income (loss) per share:						GAAP	Non-GAAP
Net income (loss)						$(7,070)	$15,725

Weighted average shares:
Basic						246,183	246,183
Dilutive shares from stock plans						-	2,925
Diluted						246,183	249,108

Note 1 is presented above, before the Condensed Consolidated Balance Sheets.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
FORECAST FOURTH QUARTER FISCAL 2015
GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions)

Percentage Range
Forecast gross margin rate on a GAAP basis	42.6% - 44.6%
Forecast amortization of intangibles	0.1%
Forecast share-based compensation	0.3%
Forecast gross margin rate on a non-GAAP basis	43.0% - 45.0%

Dollar Range
Forecast operating expense on a GAAP basis	$54.9 - $55.9
Forecast share-based compensation	(2.4)
Forecast Crossroads patent litigation costs	(0.3)
Forecast Symform expenses, net	(0.2)
Forecast operating expense on a non-GAAP basis	$52.0 - $53.0

Dollar Range
Forecast income from operations on a GAAP basis	$2.5 - $3.5
Forecast amortization of intangibles	0.2
Forecast share-based compensation	2.8
Forecast Crossroads patent litigation costs	0.3
Forecast Symform expenses, net	0.2
Forecast income from operations on a non-GAAP basis	$6.0 - $7.0

Dollar Range
Forecast net loss on a GAAP basis	$(1.8) - $(0.8)
Forecast amortization of intangibles	0.2
Forecast share-based compensation	2.8
Forecast Crossroads patent litigation costs	0.3
Forecast Symform expenses, net	0.2
Forecast loss on debt extinguishment	1.3
Forecast net income on a non-GAAP basis	$3.0 - $4.0

Dollars per Share
Forecast diluted earnings per share on a GAAP basis	$(0.01) - $(0.00)
Forecast amortization of intangibles	0.00
Forecast share-based compensation	0.01
Forecast Crossroads patent litigation costs	0.00
Forecast Symform expenses, net	0.00
Forecast loss on debt extinguishment	0.01
Forecast diluted earnings per share on a non-GAAP basis	$0.01 - $0.02

Estimates based on current (January 29, 2015) projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see our Annual Report on Form 10-K as filed with the SEC on June 6, 2014. We disclaim any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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